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                                                                   EXHIBIT 10.18

                                 PROMISSORY NOTE

AMOUNT:    US$17,500,000.00 DOLLARS.

By this Promissory Note (the "Promissory Note"), Pegaso Comunicaciones y Servicios, S.A. de C.V. (the "Borrower"), an entity duly organized and validly existing under the laws of the United Mexican States, hereby unconditionally promises to pay to the order of Leap Wireless, Inc. (the "Lender"), an entity duly organized and validly existing under the laws of the State of Delaware, United States of America, the principal amount of US$17,500,000.00 (seventeen million five hundred thousand dollars, Currency of the United States of America), as follows:

1. October 30, 1998: US$ 7,500,000.00 ("Tranche "1""), and
2. December 31, 1998: US$10,000,000.00 ("Tranche "2"").

The Borrower also unconditionally promises to pay to the Lender interest on the unpaid balance of this Promissory Note at an annual fixed rate equal to 13% (thirteen percent) per annum, calculated by the actual number of days elapsed on the basis of a year of 360 days, in the understanding that such rate shall be increased in an amount necessary to ensure the Lender receives interest at an annual rate equal to 13% (thirteen percent), free and clear of any tax or withholding. Interest accrued on Tranche "1" shall be paid on October 30, 1998, and interest accrued on Tranche "2" shall be paid on December 31, 1998.

In the event that any amount owed to the Lender under this Promissory Note is not paid when due, the unpaid principal balance of this Promissory Note shall bear penalty interest, during the period from and including the date immediately following the due date to and including the actual payment date, at a fixed rate per annum, calculated by the actual number of days


                                     PAGARE

IMPORTE: $17,500,000.00 DE DOLARES.

Por este Pagare (el "Pagare"), Pegaso Comunicaciones y Servicios, S.A. de C.V. (la "Acreditada"), una sociedad constituida y validamente existente conforme a las leyes de los Estados Unidos Mexicanos, promete incondicionalmente pagar a la orden de Leap Wireless, Inc. (el "Acreditante"), una sociedad debidamente constituida y existente de conformidad con las leyes del Estado de Delaware, Estados Unidos de America, la suma principal de US$17,500,000.00 (diecisiete millones quinientos mil dolares, Moneda de curso legal en los Estados Unidos de America), como sigue:

1. Octubre 31, 1998: US$ 7,500,000.00 (la "Porcion "1""), y
2. Diciembre 31, 1998: US$10,000,000.00 (la "Porcion "2"").

La Acreditada, asimismo, promete incondicionalmente pagar al Acreditante intereses sobre el saldo insoluto del presente Pagare a razon de una tasa fija anual igual al 13% (trece por ciento) por ano, calculado a razon de los dias efectivamente transcurridos en un ano de 360 dias, en el entendido de que dicha tasa se incrementara en la medida necesaria para asegurar que el Acreditante reciba intereses a una tasa anual igual al 13% (trece por ciento), libres de todo impuesto o retencion. Los intereses generados sobre la Porcion "1" seran pagados el 30 de octubre de 1998, y los intereses generados sobre la Porcion "2" seran pagados el 31 de diciembre de 1998.

En caso de que cualquier cantidad adeudada al Acreditante conforme al presente Pagare no sea pagada a su vencimiento, causara intereses moratorios durante el periodo desde e incluyendo el dia inmediatamente posterior a la fecha en que era debida al e incluyendo el dia de pago, a una tasa fija por ano, calculada a razon de los dias efectivamente



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elapsed on the basis of a year of 360 days, equal to 18% (eighteen percent).

All payments of principal and interests to be made to the Lender by the Borrower hereunder, shall be made in immediately available funds at no later than 12:00 a.m., New York time, on the day in question to the account designated in writing by the Lender, in lawful currency of the United States of America, free, clear of and without any deduction for any and all tax, levy, impost, duty, charge and withholding or any other liability with respect thereto. If at any time, any tax, levy, impost, withholding, deduction, charge or any tax liability together with interests, penalties, fines or charges thereon (the "Taxes") shall be payable in the United Mexican States or any taxing authority therein, on or with respect hereto or to any payment hereunder, the Borrower agrees to pay to the appropriate tax authority, on behalf of the Lender, the amount of any such Taxes, and shall pay to the Lender such additional amounts as may be necessary to ensure that the Lender receives the full amount which the Lender would have received had no such payment of Taxes been made.

The Borrower hereby waives any diligence, presentment, demand, protest or notice of any kind whatsoever. The non-exercise by the holder of his rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This Promissory Note shall be governed by and construed in accordance with the law of the United Mexican States. For the transcurridos en un ano de 360 dias, igual a un 18% (dieciocho por ciento).

Todos los pagos de principal e intereses a ser realizados al Acreditante por la Acreditada conforme al presente Pagare, deberan ser hechos en fondos inmediatamente disponibles a mas tardar a las 12:00 a.m., tiempo de Nueva York el dia en cuestion a la cuenta que el Acreditante designe por escrito, en moneda de curso legal en los Estados Unidos de America, libres, exentos y sin deduccion por concepto o a cuenta de cualquier impuesto, tributo, retencion, deduccion, carga o cualquier otra responsabilidad fiscal. Si en cualquier momento los Estados Unidos Mexicanos, a traves de cualquier autoridad fiscal impone, carga o cobra cualquier impuesto, tributo, retencion, deduccion u otra responsabilidad fiscal junto con intereses, sanciones, multas o cargos derivados de los mismos (los "Impuestos") sobre o respecto a este Pagare o a cualquier pago respecto al mismo, la Acreditada pagara oportunamente a la autoridad fiscal correspondiente, por cuenta del Acreditante, el monto de cualquiera de dichos Impuestos y pagara al Acreditante las cantidades adicionales que se requieran para asegurar que el Acreditante reciba la cantidad integra que hubiese recibido si el pago de dichos Impuestos no hubiere sido hecho.

La Acreditada renuncia a cualquier diligencia, presentacion, solicitud, protesto
o aviso de cualquier clase. La omision por parte del tenedor de ejercitar cualquiera de sus derechos segun el presente en cualquier instancia en particular no constituira una renuncia a los mismos en esa instancia o en cualquier instancia posterior.

Este Pagare se regira e interpretara de conformidad con las leyes de los Estados Unidos Mexicanos. Para la interpretacion,



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construction, fulfillment and enforcement of this Promissory Note, the Borrower hereby expressly submits itself to the jurisdiction of the competent courts of the city of Mexico, Federal District, and the Borrower hereby expressly waives to any other jurisdiction to which it might be entitled by reason of its present or future domicile or by any other reason whatsoever.

This Promissory Note (Pagare) is executed in both the English and Spanish languages, both versions of which shall bind the Borrower, provided, however, that in the event of any inconsistency between the English version and the Spanish version, or in the case of any doubt as to the proper interpretation or construction of this Promissory Note (Pagare); the Spanish version shall be controlling in all instances.

In testimony whereof this Promissory Note is executed in Mexico City, on this day 25_ of the month of September, 1998.

The Borrower / La Acreditada:
Pegaso Comunicaciones y Servicios, S.A. de C.V.

/s/ Alejandro Diez Barroso Salido
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By/Por: Alejandro Diez Barroso Salido



ejecucion o cumplimiento del presente Pagare, la Acreditada se somete expresamente a la jurisdiccion de los tribunales competentes de la ciudad de Mexico, Distrito Federal, renunciado expresamente a cualquier otra jurisdiccion que le pudiere corresponder por razon de su domicilio presente o futuro o por cualquier otra causa.

Este Pagare se firma en ingles y espanol y ambas versiones obligan a la Acreditada, en el entendido, sin embargo, de que en el caso de cualquier inconsistencia entre la version en ingles y la version en espanol, o en el caso de cualquier duda acerca de la interpretacion, correcta de este Pagare, la version en espanol sera la que prevalezca en todos los casos.

En testimonio de lo cual este Pagare se suscribe en la ciudad de Mexico, este dia 25 del mes de septiembre de 1998.

Guaranteed "por aval" / por aval
Alejandro Burillo Azcarraga

/s/ Alejandro Burillo Azcarraga
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